                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                Summa Four, Inc.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                SUMMA FOUR, INC.
                               25 SUNDIAL AVENUE
                      MANCHESTER, NEW HAMPSHIRE 03103-7251

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 27, 1998

     The Annual Meeting of Stockholders of Summa Four, Inc. (the "Company") will be held at the Company, 25 Sundial Avenue, Manchester, New Hampshire 03103 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect six directors to serve for the ensuing year.

     2.  To approve and adopt the Company's 1998 Stock Incentive Plan.

     3.  To approve amendments to the Company's 1993 Director Stock Option Plan.

     4. To ratify the selection of Coopers & Lybrand L.L.P. by the Board of Directors as the Company's independent accountants for the current fiscal year.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 15, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors,


                                            PAUL C. SEMPLE
                                            Secretary

Manchester, New Hampshire
June 26, 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                SUMMA FOUR, INC.
                               25 SUNDIAL AVENUE
                      MANCHESTER, NEW HAMPSHIRE 03103-7251

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 27, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Summa Four, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on July 27, 1998 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report to Stockholders for 1998 is being mailed to stockholders concurrently with this Proxy Statement.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on June 15, 1998, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 5,771,425 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

     The presence or representation of holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. Additionally, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting is required for approval of the Company's 1998 Stock Incentive Plan, to amend the Company's 1993 Director Stock Option Plan and to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 1, 1998 with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                                               NUMBER OF      PERCENTAGE OF
                                                                 SHARES           COMMON
                                                              BENEFICIALLY        STOCK
                      BENEFICIAL OWNER                          OWNED(1)      OUTSTANDING(2)
                      ----------------                        ------------    --------------
Kopp Investment Advisors, Inc.(3)...........................    814,863            14.1%
State of Wisconsin Investment Board(4)......................    563,900             9.8%
Dimensional Fund Advisors Inc.(5)...........................    321,300             5.6%
EQSF Advisers, Inc.(6)......................................    197,300             3.4%
M.J. Whitman Advisers, Inc.(6)..............................    110,800             1.9%
Edgar L. Brown, Jr.(7)......................................      9,900               *
Philip T. Coates(8).........................................     11,220               *
Robert A. Degan(9)..........................................     54,067               *
Barry R. Gorsun(10).........................................    184,170             3.2%
Todd P. Hasselbeck(11)......................................     29,500               *
Russell I. Pillar(12).......................................      5,300               *
Gordon T. Ray(13)...........................................     16,525               *
John A. Shane(14)...........................................     54,357             0.9%
John H. Shaw(15)............................................     16,968               *
Richard S. Swee(16).........................................     10,000               *
All directors and executive officers as a group (11
  Persons)(17)..............................................    394,197             6.8%

---------------

   * Less than 1%.

 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Any reference in the footnotes below to stock options held by the person in question relates to stock options which are currently exercisable or exercisable within 60 days after June 1, 1998.

 (2) The number of shares deemed outstanding with respect to a named person includes shares outstanding as of June 1, 1998 plus any shares subject to options held by the person in question that are currently exercisable or excisable within 60 days after June 1, 1998.

 (3) The information reported is based on a Schedule 13G, dated February 10, 1998, filed with the Securities and Exchange Commission (the "Commission") by Kopp Investment Advisors, Inc.

 (4) The information reported is based on a Schedule 13G, dated January 27, 1998, filed with the Commission by State of Wisconsin Investment Board.

 (5) The information reported is based on a Schedule 13G, dated February 10, 1998, filed with the Commission by Dimensional Fund Advisors, Inc.

 (6) The information reported is based on a Schedule 13G, dated February 13, 1998, jointly filed with the Commission by EQSF Advisers, Inc. ("EQSF"), M.J. Whitman Advisers, Inc. ("MJWA") and Martin J. Whitman, Chief Executive Officer of EQSF and MJWA and controlling person of EQSF and MJWA.

 (7) Mr. Brown is a director of the Company. Includes 9,200 shares issuable pursuant to options exercisable within 60 days after June 1, 1998.

 (8) Mr. Coates is Vice President, International Sales of the Company. Comprised solely of shares issuable pursuant to options exercisable within 60 days after June 1, 1998.

 (9) Mr. Degan is President, Chief Executive Officer and a director of the Company. Includes 48,067 shares issuable pursuant to options exercisable within 60 days after June 1, 1998

(10) Mr. Gorsun is Chairman of the Board of Directors of the Company. Includes 44,500 shares issuable pursuant to options exercisable within 60 days after June 1, 1998.

(11) Mr. Hasselbeck is Vice President, Worldwide Sales of the Company. Includes 15,000 shares issuable pursuant to options exercisable within 60 days after June 1, 1998.

(12) Mr. Pillar is a director of the Company. Comprised solely of shares issuable pursuant to options exercisable within 60 days after June 1, 1998.

(13) Mr. Ray is a director of the Company. Includes 15,375 shares issuable pursuant to options exercisable within 60 days after June 1, 1998.

(14) Mr. Shane is a director of the Company. Includes 12,575 shares issuable pursuant to options exercisable within 60 days after June 1, 1998.

(15) Mr. Shaw is Vice President, Business Development and Planning of the Company. Includes 5,234 shares issuable pursuant to options exercisable within 60 days after June 1, 1998.

(16) Mr. Swee is Vice President, Engineering of the Company. Comprised solely of shares issuable pursuant to options exercisable within 60 days after June 1, 1998.

(17) Includes an aggregate of 176,471 shares issuable pursuant to options exercisable within 60 days after June 1, 1998.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each of the nominees currently serves as a director of the Company. All of the nominees have indicated their willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by the Board of Directors.

NOMINEES

     Set forth below are the name, age, positions with the Company, principal occupation and business experience during the past five years and the names of other publicly-held corporations of which each of the nominees for election to the Board of Directors of the Company serves as a director and the date when each such person first became a director of the Company:

     Mr. Barry R. Gorsun, 55, has been Chairman of the Board of Directors since July 1993 and has been a director of the Company since July 1988. From July 1988 to July 1993, Mr. Gorsun was President of the Company and from July 1988 to December 1996 he was Chief Executive Officer of the Company.

     Mr. Edgar L. Brown, Jr., 66, has been a director of the Company since October 1995. Mr. Brown was President and Chief Executive Officer of Bell Atlantic International from May 1992 to May 1995. From July 1988 to May 1992, Mr. Brown was President of Europe Bell Atlantic International. Mr. Brown is also a Director of Moss Micro, Inc., a software development company.

     Mr. Robert A. Degan, 59, has served as a director of the Company since July 1984. Mr. Degan has been President and Chief Executive Officer since January 1997. From August 1996 to December 1996, Mr. Degan served as an Executive Vice President of Sync Research, Inc. From April 1991 to August 1996, Mr. Degan served as a director, President and Chief Executive Officer of TyLink, Corp., a data communications company.

     Mr. Russell I. Pillar, 32, has served as a director of the Company since March 1997. Mr. Pillar has been President and Chief Executive Officer of Prodigy Communications Corporation, an internet and online service provider, since October 1997 and a director of Prodigy since October 1996. Mr. Pillar has also been Managing Partner of Critical Mass, a start-up capital firm, since 1991. From December 1993 through October 1996, Mr. Pillar was President, Chief Executive Officer and a director of Precision Systems, Inc. Mr. Pillar is also director of Telescan, Inc.

     Mr. Gordon T. Ray, 70, has served as a director of the Company since May 1994. Mr. Ray has been President of Global Information Limited since October 1993. From October 1985 to September 1993, Mr. Ray was an Executive Vice President of NEC America, Inc. and formerly served as a member of its Board of Directors. Mr. Ray currently serves as a member of the Board of Directors of Numerex Corp. Mr. Ray is also a member of the Board of Directors of the Telephone Industry Association, member of the Electronics Industries Association Board of Governors and a Fellow of the Royal Society of Arts, Manufacturing and Commerce.

     Mr. John A. Shane, 65, has served as a director of the Company since June 1976. Mr. Shane has been President of Palmer Service Corporation since its organization in July 1972. Mr. Shane is a general partner of The Palmer Partners L.P., the general partner of the Palmer Organization III L.P., a venture capital partnership. Mr. Shane is also a director of Arch Communications Group, Inc., Eastern Bank Corp., Gensym Corporation, Overland Data, Inc. and United Asset Management Corporation and is a trustee of the New England Funds Group.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's internal accounting control policies and procedures, considers and recommends the selection of the Company's independent accountants, reviews and approves any major accounting policy changes affecting the Company's operating results and provides the opportunity for direct contact between the Company's independent accountants and the Board. The Company's consolidated financial statements are currently audited by Coopers & Lybrand L.L.P. The Audit Committee met four times during fiscal 1998. The current members of the Audit Committee are Messrs. Brown, Ray, Shane and Pillar.

     The Company has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company and has authority to grant stock options under the Company's stock option and incentive plans to all officers of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act. The Compensation Committee also administers the Company's 1993 Employee Stock Purchase Plan. The Compensation Committee met four times during fiscal 1998. The current members of the Compensation Committee are Messrs. Brown, Ray and Shane.

     The Company has a standing Directors Affairs Committee of the Board of Directors, which establishes membership criteria, identifies, recruits and nominates qualified candidates to serve on the Board of Directors and assesses the Board's performance. The Directors Affairs Committee met two times in fiscal 1998. The current members of the Directors Affairs Committee are Messrs. Gorsun, Pillar and Shane.

     The Board of Directors held 11 meetings during fiscal 1998. Each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served.

DIRECTOR COMPENSATION

     The Company pays to all non-employee directors an annual fee of $10,000 and a fee of $1,000 for each meeting attended and $1,500 per quarter for committee membership. The Company also reimburses all of its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company.

DIRECTOR STOCK OPTIONS

     Currently, under the Company's 1993 Director Stock Option Plan ("Director Plan") each director who is not an employee of the Company receives upon his initial election an option to purchase 7,000 shares of Common Stock ("Initial Options") and additional options at the time of each annual meeting of stockholders to purchase 2,500 shares of Common Stock ("Annual Options"). The exercise price of Initial Options and Annual Options is equal to the fair market value of the Company's Common Stock on the relevant date of grant. Initial Options become exercisable in installments of 20% commencing on the grant date and the subsequent four anniversaries of the grant date and Annual Options are immediately exercisable. In May 1998, the Board of Directors voted to amend the Director Plan, subject to stockholder approval, commencing January 1, 1999, to increase the number of shares issuable pursuant to Initial Option grants from 7,000 to 10,000 and the number of shares issuable pursuant to Annual Option grants from 2,500 to 5,000 shares. For a further description of the Director Plan, see "Approval of Amendments to the 1993 Director Stock Option Plan."

MANAGEMENT

     Executive Officers. The current executive officers of the Company are as follows:

NAME                                        AGE                        POSITION
----                                        ---                        --------
Robert A. Degan...........................  59     President, Chief Executive Officer and Director
Philip T. Coates..........................  60     Vice President, International Sales
Jeffrey A. Weber..........................  52     Vice President, Finance and Chief Financial
                                                   Officer
Todd P. Hasselbeck........................  42     Vice President, Sales
John H. Shaw..............................  40     Vice President, Business Development and
                                                   Planning
Richard S. Swee...........................  52     Vice President, Engineering

     Mr. Degan has been nominated for election to the Board of Directors at the Annual Meeting. See "Election of Directors -- Nominees."

     Mr. Coates has been Vice President, International Sales of the Company since May 1997. From October 1993 to April 1997, Mr. Coates was Vice President and General Manager of Summa Four Pte., Limited, a wholly owned subsidiary of the Company.

     Mr. Weber joined the Company in July 1997 as Vice President, Finance and Chief Financial Officer. From 1994 to 1997, Mr. Weber was Senior Vice President-Operations and Finance, and Treasurer of Computer Identics, a manufacturer of bar code data collection products. From 1991 to 1994, Mr. Weber was first Vice President-Finance and Chief Operating Officer, and then President and Chief Executive Officer to Geo. K. Keith Company, a shoe manufacturer.

     Mr. Hasselbeck has been Vice President, Worldwide Sales of the Company since November 1996. From July 1992 to November 1996, Mr. Hasselbeck was Vice President, International Sales of Boston Technology,

Inc. From January 1991 to June 1992, Mr. Hasselbeck was Vice President, Eastern Region of ITEC Communications.

     Mr. Shaw has been Vice President, Business Development and Planning of the Company since April 1996. From June 1991 to June 1996 Mr. Shaw was Director of Marketing for the Company.

     Mr. Swee has been Vice President, Engineering since May 1997. From November 1995 to April 1997, Mr. Swee was Vice President, Engineering and Platform Systems for TyLink/Sync Research, Inc., a data communications company. From 1994 to 1995, Mr. Swee was Vice President, Engineering/Network Products Division for UB Networks, Inc., an ATM and network switch manufacturer. From 1989 to 1994, Mr. Swee was Vice President, Systems and Networking, for Kendell Square Research Corporation, a computer manufacturer.

     Executive officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors or executive officers.

EXECUTIVE COMPENSATION

     Summary Compensation. The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the persons who served as the Company's Chief Executive Officer during fiscal year 1998 and the Company's four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year ended March 31, 1998 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                       ANNUAL          ------------
                                                    COMPENSATION        SECURITIES         ALL
                                                  -----------------     UNDERLYING        OTHER
                                        FISCAL    SALARY     BONUS       OPTIONS       COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR       ($)      ($)(1)      (SHARES)         ($)(2)
     ---------------------------        ------    ------     ------    ------------    ------------
Robert A. Degan(3)....................   1998     225,000    28,125       25,000           5,545
Chief Executive Officer,                 1997      54,661        --      127,500             571
President and Director                   1996          --        --        2,500              --
Philip T. Coates(4)...................   1998     157,007     2,075       15,000         280,178
Vice President,                          1997          --        --        5,000              --
International Sales                      1996          --        --        2,110              --
Todd P. Hasselbeck(5).................   1998     167,060    15,625       15,000           2,951
Vice President,                          1997      50,481    21,714       45,000              --
Sales                                    1996          --        --           --              --
John H. Shaw(6).......................   1998     129,231    16,250       10,000           2,644
Vice President,                          1997     116,502        --       16,750           2,746
Business Development and Planning        1996          --        --        1,000              --
Richard S. Swee(7)....................   1998     135,577    18,750       45,000           1,301
Vice President,                          1997          --        --           --              --
Engineering                              1996          --        --           --              --

---------------

(1) The amounts shown in the "Bonus" column represent bonuses earned during the period shown. Bonuses are paid in the fiscal year after the fiscal year in which they are earned.

(2) Unless otherwise indicated, the amounts shown in the "All Other Compensation" column represent amounts paid by the Company into its 401(k) Plan, life insurance premiums for coverage in excess of

    $50,000 and Company-related transportation expenses on behalf of each of the Named Executive Officers.

(3) Mr. Degan was appointed in January 1997 as President and Chief Executive Officer of the Company. Mr. Degan has also been a director of the Company since 1984.

(4) Mr. Coates has been Vice President, International Sales of the Company since May 1997. From October 1993 to April 1997, Mr. Coates was Vice President and General Manager of Summa Four Pte., Limited, a wholly owned subsidiary of the Company. Also, the amount shown in the "All Other Compensation" column for fiscal year 1998 includes $174,796 reimbursement for relocation expenses and $101,571 reimbursement for foreign taxes paid.

(5) Mr. Hasselbeck joined the Company in November 1996 as Vice President, Worldwide Sales.

(6) Mr. Shaw was appointed in April 1996 as Vice President, Business Development and Planning of the Company.

(7) Mr. Swee joined the Company in May 1997 as Vice President, Engineering.

     Option Grants. The following table sets forth certain information concerning option grants during the fiscal year ended March 31, 1998 to the Named Executive Officers and the number and value of the unexercised options held by such persons on March 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                               ---------------------------------------------------         POTENTIAL
                                 NUMBER                                                 REALIZABLE VALUE
                                   OF        PERCENT OF                                AT ASSUMED ANNUAL
                               SECURITIES       TOTAL                                    RATES OF STOCK
                               UNDERLYING      OPTIONS                                 PRICE APPRECIATION
                                OPTIONS      GRANTED TO     EXERCISE                  FOR OPTION TERM (1)
                                GRANTED       EMPLOYEES      PRICE      EXPIRATION    --------------------
NAME                              (#)        FISCAL YEAR     ($/Sh)        DATE        5% ($)     10% ($)
----                           ----------    -----------    --------    ----------    --------    --------
Robert A. Degan..............    25,000          4.8          8.875       2/2/08      139,535     353,612
Philip T. Coates.............    15,000          2.9           8.75       5/5/07       82,524     209,179
Todd P. Hasselbeck...........    15,000          2.9         10.125       1/5/08       95,513     242,050
John H. Shaw.................    10,000          2.0         10.125       1/5/08       63,676     161,366
Richard S. Swee..............    30,000          5.7           8.75       1/5/08      165,085     418,357
                                 15,000          2.9         10.125       5/5/07       95,513     242,030

---------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                      SECURITIES            VALUE OF
                                                                      UNDERLYING           UNEXERCISED
                                                                      UNEXERCISED         IN-THE-MONEY
                                                                   OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                       SHARES                        YEAR-END (#)        YEAR-END ($)(1)
                                      ACQUIRED                     -----------------    -----------------
                                     ON EXERCISE       VALUE         EXERCISABLE/         EXERCISABLE/
NAME                                     (#)        REALIZED($)      UNEXERCISABLE        UNEXERCISABLE
----                                 -----------    -----------      -------------        -------------
Robert A. Degan....................         --             --         48,067/108,333       90,796/248,595
Philip T. Coates...................         --             --          4,376/ 21,954           59/ 30,089
Todd P. Hasselbeck.................         --             --         15,000/ 45,000       18,750/ 46,875
John H. Shaw.......................         --             --          7,851/ 17,899       28,658/  6,292
Richard S. Swee....................         --             --              0/ 45,000            0/ 69,375

---------------

(1) The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company's Common Stock on the Nasdaq National Market on March 31, 1998.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     Mr. Degan, the Company's President and Chief Executive Officer, has entered into an employment agreement with the Company pursuant to which Mr. Degan currently receives an annual base salary of $236,000 and is eligible on an annual basis to receive a bonus of up to 40% of his then current base salary based on the achievement of certain objectives, both personal and corporate. Pursuant to the agreement, Mr. Degan also was granted a stock option to purchase 125,000 shares of the Company's Common Stock at the closing price on January 2, 1997, the commencement date of the agreement (the "Commencement Date"). The option becomes exercisable in three equal installments on each anniversary of the Commencement Date. Mr. Degan is entitled to severance benefits of continued payment of his salary and insurance benefits for up to twelve months if his employment is terminated by the Company without cause or if he terminates his employment with the Company within one year after a change in control of the Company as a result of a substantial diminution in the nature or status of his responsibilities. The Company's obligation to pay any such severance payments would end once Mr. Degan gains full-time employment in an executive position.

     Messrs. Shaw, Hasselbeck, Weber, Swee and Coates have entered into employment agreements, with the Company on terms similar to those of Mr. Degan's agreement, except at lower compensation rates, varying stock option grants, vesting schedules and bonus amounts; and severance and benefits continuation, in the case of termination of employment by the Company without cause for periods ranging from six to twelve months, and, in each case, for a period of 12 months if the employee's employment is terminated within one year after a change in control of the Company, either by the Company without cause or by the employee as a result of a substantial diminution in the nature or status of his responsibilities. Further, Mr. Coates is eligible to receive commissions and bonuses equal to more than half his current salary and is granted a bi-weekly goods and services allowance and quarterly housing allowance to offset the higher costs of goods and services and housing related to his relocation to London, England.

CERTAIN TRANSACTIONS

     During the fiscal year ended March 31, 1998, the Company entered into a product development relationship with Junction, Inc. ("Junction"), a California-based development company, and in April 1998, the parties formed Summation LLC ("Summation") to assist with the development of a telco-capable, programmable switching platform (the "Summation Development Project"). The Company owns a 75% interest in Summation and Junction owns the remaining 25% interest. The agreement between the parties provides for the Company to purchase Junction's interest in Summation between 2000 and 2002. The value of Junction's interest in Summation will be determined by a formula designed to calculate the value of the Summation Development Project to the Company. Mr. Russell Pillar, a director of the Company, owns a non-majority, but significant interest in Junction. The Company paid approximately $982,000 to Junction during the fiscal year ended March 31, 1998 for development services. The Company will fund the Summation Development Project during fiscal 1999 and it is expected that Junction will be paid approximately $1,100,000 during fiscal 1999 for development services provided to the Summation Development Project.

     On June 12, 1997, the Company and Mr. Gorsun, the Chairman of the Company, and formerly its Chief Executive Officer, amended his employment agreement to extend the period for exercise of stock options and to loan Mr. Gorsun up to $500,000 to assist him with the payment of the exercise price of, and tax obligations related to, the exercise of such stock options. In connection therewith, Mr. Gorsun has issued to the Company promissory notes in the aggregate principal amount of approximately $360,000, maturing on the earlier of
(i) January 29, 1999 or (ii) the date of sale of certain Common Stock held by Mr. Gorsun.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity incentive compensation.

     This report is submitted by the Committee and addresses the Company's policies for fiscal 1998 as they apply to the Named Executive Officers.

     Executive Compensation Philosophy. The Company's executive compensation program is designed to provide compensation that attracts, motivates and retains high caliber people to serve the Company's customers and achieve its strategic objectives. The Company's executive compensation program is comprised of four elements: (i) base salary; (ii) annual bonus; (iii) long term incentive compensation in the form of stock options, and (iv) other benefits generally available to all the Company's employees.

     Base Salary and Annual Bonus. Cash compensation levels for the Company's executive officers are based primarily on the Committee's subjective evaluation of competitive salary levels of executive officers with similar backgrounds and experience as the Company's executive officers. Each executive officer's cash compensation is comprised of base salary and annual cash bonus. In determining salary adjustments and cash bonus amounts, the Committee considers individual performance and contributions to the Company. Salary and bonus levels are reviewed by the Committee on an annual basis.

     Long Term Incentive Compensation. The Company's long term incentive compensation program is implemented through the grant of stock options. This program is intended to both (i) align executive interests with the long-term interests of stockholders by integrating long-term stock performance into each executive officer's overall compensation package and (ii) through multi-year vesting, provide an incentive for the Company's executive officers to remain with the Company. Generally, stock options are granted at prevailing market rates and only have value if the Company's stock price increases, thereby providing an incentive for the Company's executive officers to improve long-term stock market performance. Generally, stock options vest in three equal annual installments and executive officers must be employed by the Company at the time of vesting in order to exercise the options. The Committee determines the number of shares subject to option grants to executive officers based on individual accomplishments measured against certain non-budgeted objectives and contributions to the Company. The Committee also considers the number, value and vesting schedule of options already held by each executive officer.

     Benefits. The Company's executive officers are entitled to receive medical benefits and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. The Company's Employee Stock Purchase Plan, which is available to virtually all employees, including executive officers, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

     Summary of Compensation of Chief Executive. The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company -- to provide a competitive compensation opportunity that rewards performance.

     Mr. Degan served in the positions of President, Chief Executive Officer and a director of the Company and was paid a salary of $225,000 during fiscal year 1998. Mr. Degan was granted stock options in fiscal year 1998 for the purchase of 25,000 shares of Common Stock of the Company.

     Compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code, enacted in 1993, generally disallows tax deductions to publicly-traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation is not subject to this disallowance if certain requirements are met. The Company currently intends to structure the compensation arrangements of its executive officers in a manner that will avoid disallowances under Section 162(m).

                                            Compensation Committee

                                            Edgar L. Brown, Jr., Chairman
                                            Gordon T. Ray
                                            John A. Shane

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal 1998 were Messrs. Brown, Ray and Shane, each of whom received options in July 1997 to purchase 2,500 shares of Common Stock of the Company at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. No executive officer is a member of the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that, except as follows, all such filings required to be made by such Reporting Persons were timely made in accordance with the Exchange Act. Forms 4 with respect to non-exempt option grants in the month of July 1996 were filed on behalf of the Company's directors on August 28, 1996. Such grants were made from the Company's 1995 Stock Option Plan in lieu of, and in the same amount as, Annual Option grants which would have been automatically granted under the Company's Director Plan, but for the fact that there were not sufficient shares under such plan to effect the grants. Forms 4 were filed in June 1998 on behalf of (i) Mr. Weber with respect to an option grant in August 1997 and (ii) Mr. Shaw with respect to an option grant and exercise in October 1996.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from September 23, 1993 (the date on which the Company's Common Stock began trading on the Nasdaq National Market) to March 31, 1998 with the cumulative total return over the same period of (i) the Standard & Poor's 500 Stock Index and (ii) a Peer Group Index* selected by the Company. This comparison assumes the investment of $100 on September 23, 1993 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Peer Group Index and assumes dividends, if any, are reinvested.

                           [STOCK PERFORMANCE GRAPH]

               Measurement Period
             (Fiscal Year Covered)                        Summa Four         S&P 500          Peer Group
9/23/93                                                    $100.00           $100.00           $100.00
3/31/94                                                     198.53             97.68             85.72
3/31/95                                                     142.65            112.89             94.68
3/31/96                                                      77.94            149.13            123.75
3/31/97                                                      44.12            178.69            147.22
3/31/98                                                      63.24            264.47            188.51

* The Peer Group Index reflects stock performance of the following companies:
  ADC Telecommunications Inc., DSC Communications Corporation, Newbridge Networks Corporation, Stratacom, Inc. and Tellabs, Inc.

          PROPOSAL TO APPROVE THE COMPANY'S 1998 STOCK INCENTIVE PLAN

     On May 11, 1998 the Board of Directors adopted the 1998 Stock Incentive Plan (the "1998 Plan"), subject to stockholder approval. Up to 750,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1998 Plan.

     The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. The Board believes that stock options are a significant element of the compensation offered to the employees of the Company and that stock options are instrumental to the Company's efforts to remain competitive in attracting, retaining and motivating highly skilled personnel. Accordingly, the Board of Directors believes adoption of the 1998 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

SUMMARY OF THE 1998 PLAN

     The following summary of the 1998 Plan is qualified in its entirety by reference to the 1998 Plan.

  Description of Awards

     The 1998 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1998 Plan permits the Board to determine the manner of payment of the exercise price of options, including payment of cash, check or, in connection with a "cashless exercise," through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1998 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

  Eligibility to Receive Awards

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1998 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1998 Plan may not exceed 200,000 shares per calendar year. The 1998 Plan also limits to 100,000 the number of shares of Common Stock subject to Awards that can be issued for less than fair market value as determined on the date of grant.

     As of June 15, 1998, approximately 214 persons were eligible to receive Awards under the 1998 Plan, including the Company's executive officers and non-employee directors. The granting of Awards under the 1998 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On June 15, 1998, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $10.50.

  Administration

     The 1998 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Plan and to interpret the provisions of the 1998 Plan. Pursuant to the terms of the 1998 Plan, the Board of Directors may delegate authority under the 1998 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1998 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1998 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board of Directors is required to make appropriate adjustments in connection with the 1998 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a change in control of the Company, the 1998 Plan provides that all Awards shall become fully exercisable prior to the consummation of any such event, and the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, or to provide for a cash out of the value of any outstanding Awards. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1998 Plan.

  Amendment or Termination

     No Award may be made under the 1998 Plan after May 11, 2008, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1998 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan.

  Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Restricted Stock Awards

     A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

  Other Stock-Based Awards

     The tax consequences associated with any other stock-based Award granted under the 1998 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

  Maximum Income Tax Rates on Capital Gain and Ordinary Income

     Long-term capital gain will be taxable at a maximum rate of 20% if attributable to Common Stock held for more than eighteen months and at a maximum rate of 28% if attributable to Common Stock held for more than one year but not more than eighteen months. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal rates. Ordinary compensation income will also be subject to a Medicare tax and, under certain circumstances, a social security tax.

  Tax Consequences to the Company

     The grant of an Award under the 1998 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition, or Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 1998 Plan who are employees or otherwise subject to withholding in connection with a restricted stock Award or the exercise of a nonstatutory stock option.

BOARD RECOMMENDATION

     The Board of Directors believes that the approval and adoption of the 1998 Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR the proposal.

         APPROVAL OF AMENDMENTS TO THE 1993 DIRECTOR STOCK OPTION PLAN

     The Director Plan was adopted by the Board of Directors of the Company in June 1993 and approved by the Company's stockholders in August 1993. The Company established the Director Plan to encourage ownership in the Company by outside directors of the Company and to provide an incentive for such nonemployee directors to remain on the Board of Directors. All options granted under the Director Plan must have an exercise price equal to the fair market value of the Common Stock on the date of the grant. Upon the occurrence of a change in control of the Company, options granted under the Director Plan become exercisable in full, whether or not then exercisable in accordance with their terms. Options granted under the Director Plan terminate upon the earlier of twelve months after the optionee ceases to serve on the Board of Directors or ten years from the date of grant. All options granted under the Director Plan are nonstatutory stock options which are not intended to meet the requirements of Section 422 of the Code.

     At its meeting on May 11, 1998, the Board of Directors amended the Director Plan, subject to stockholder approval, to increase the number of shares of Common Stock which may be issued under the Director Plan from 63,000 shares of Common Stock to 313,000 shares of Common Stock and, commencing on January 1, 1999, to increase the number of shares granted pursuant to Initial Options and Annual Options.

     Currently, under the Director Plan, each director who is not an employee of the Company receives upon his initial election an Initial Option to purchase 7,000 shares of Common Stock and Annual Options at the time of each annual meeting of stockholders to purchase 2,500 shares of Common Stock. The exercise price of Initial Options and Annual Options is equal to the fair market value of the Company's Common Stock on the relevant date of grant. Initial Options become exercisable in installments of 20% commencing on the grant date and the subsequent four anniversaries of the grant date and Annual Options are immediately exercisable.

     The Director Plan is administered by the Board of Directors and the Board may suspend or discontinue the Director Plan at any time. The Board may amend the Director Plan once during any six-month period.

Amendments which would change the number of shares subject to the Director Plan, change the designation of the class of directors eligible to receive options or materially increase the benefits accruing to participants under the Director Plan are subject to approval by the Company's stockholders.

BOARD RECOMMENDATION

     The Board of Directors believes that the approval of the amendment to the Director Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since 1978. Although stockholder ratification of the Board of Directors' selection of Coopers & Lybrand L.L.P. is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Coopers & Lybrand L.L.P.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Manchester, New Hampshire not later than February 17, 1999 for inclusion in the proxy statement for that meeting.

                                            By Order of the Board of Directors,

                                            PAUL C. SEMPLE
                                            Secretary

June 26, 1998

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX I



                                SUMMA FOUR, INC.

                            1998 STOCK INCENTIVE PLAN


1.       PURPOSE

         The purpose of this 1998 Stock Incentive Plan (the "Plan") of Summa Four, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Summa Four, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       ELIGIBILITY

         All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       ADMINISTRATION, DELEGATION

         (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

         (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). During the periods when the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board may appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       STOCK AVAILABLE FOR AWARDS

         (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 750,000 shares of Common Stock provided that Awards for no more than 100,000 shares of Common Stock (other than options granted with an exercise price equal to 100% of fair market value) may be issued in any one calendar year. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 200,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

         (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.

5.       STOCK OPTIONS

         (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No Option will be granted for a term in excess of 10 years.

         (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may otherwise provide in an Option Agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (iii) delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

                  (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) by payment of such other lawful consideration as the Board may determine; or

                  (4) any combination of the above permitted forms of payment.

6.       RESTRICTED STOCK

         (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

         (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       OTHER STOCK-BASED AWARDS

         The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.       GENERAL PROVISIONS APPLICABLE TO AWARDS

         (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

         (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e)      CHANGE IN CONTROL EVENTS

                  (1) CONSEQUENCES OF CHANGE IN CONTROL EVENTS. Upon the occurrence of a Change in Control Event (as defined below), or the execution by the Company of any agreement with respect to a Change in Control Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Change in Control Event and will terminate immediately prior to the consummation of such Change in Control Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Change in Control Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Change in Control Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Change in Control Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Change in Control Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Change in Control Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

         A "Change in Control Event" shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the date this Plan is adopted, constitute the Board of Directors of the Company (as of the date thereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date thereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (2) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the

Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (i) ACCELERATION. Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option agreement, in the event of a Change in Control Event, the exercise dates of all Options (or the vesting of all Restricted Stock Awards or other stock based Awards, as the case may be) granted to such Participant then outstanding shall be accelerated in full and any restrictions on exercising outstanding Options or other Awards issued to such Participant pursuant to the Plan shall terminate. Further, the Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.       MISCELLANEOUS

         (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

         (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

         (e) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

         (f) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                                                     APPENDIX II



                                SUMMA FOUR, INC.
                              AMENDED AND RESTATED
                        1993 DIRECTOR STOCK OPTION PLAN


         1.       PURPOSE

                  The purpose of this Amended and Restated 1993 Director Stock Option Plan (the "Plan") of Summa Four, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

         2.       ADMINISTRATION

                  The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

         3.       PARTICIPATION IN THE PLAN

                  Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

         4.       STOCK SUBJECT TO THE PLAN

                  a. The maximum number of shares which may be issued under the Plan shall be 313,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan. All share amounts set forth in this Plan reflect the 3.5-for-1 stock split approved by the Board of Directors on July 14, 1993.

                  b. If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

                  c. All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

         5.       TERMS, CONDITIONS AND FORM OF OPTIONS

                  Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                  a.       OPTION GRANT DATES.

                  i. Upon the initial election of any eligible director as a director of the Company, the Company shall grant to such director an option to purchase 7,000 shares of Common Stock (the "Initial Option"); provided that commencing on January 1, 1999, the number of shares of Common Stock to be granted pursuant to each Initial Option granted thereafter shall equal 10,000 shares of Common Stock.

                  ii. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each eligible director an option to purchase 2,500 shares of Common Stock (the "Annual Option"); provided that commencing on January 1, 1999, the number of shares of Common Stock to be granted pursuant to each Annual Option granted thereafter shall equal 5,000 shares of Common Stock.

                  b. OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on the NASDAQ National Market System (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on NASDAQ or an exchange, the fair market value per share on the date of grant as determined by the Board of Directors.

                  c. OPTIONS NON-TRANSFERABLE. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                  d. EXERCISE PERIOD. Each Initial Option shall become exercisable on a cumulative basis as to one-fifth of the shares subject to the option on the date of grant of such option and each of the first, second, third and fourth anniversaries of the date of grant. Each Annual Option shall be fully exercisable on the date of grant. In the event an optionee ceases to serve as a director, each such option may be exercised by the optionee (or, in the event of his death, by his administrator, executor or heirs), at any time within 12 months after the optionee ceases to serve as a director, to the extent such option was exercisable at the time of such cessation of service. Notwithstanding the foregoing, no option shall be exercisable after the expiration of ten years from the date of grant.

                  e. EXERCISE PROCEDURE. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

         6.       ASSIGNMENTS

                  The rights and benefits of participants under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in
Section 5(d).

         7.       EFFECTIVE DATE

                  The Plan shall become effective immediately upon its adoption by the Board of Directors, but all grants of options shall be conditional upon the approval of the Plan by the stockholders of the Company within 12 months after adoption of the Plan by the Board of Directors.

         8.       LIMITATION OF RIGHTS

                  a. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

                  b. NO STOCKHOLDERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

         9.       CHANGES IN COMMON STOCK

                  If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

         10.      CHANGE IN CONTROL

                  Notwithstanding any other provision to the contrary in this Plan, in the event of a Change of Control (as defined below), all options outstanding as of the date such Change in Control occurs shall become exercisable in full, whether or not exercisable in accordance with their terms. A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the date this Plan is adopted, constitute the Board of Directors of the Company (as of the date thereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date thereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         11.      AMENDMENT OF THE PLAN

                  The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section
9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.

         12.      NOTICE

                  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

         13.      GOVERNING LAW

                  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New Hampshire.

                                   Adopted by the Board of Directors
                                   on June 7, 1993.

                                   Approved by the stockholders
                                   on August 16, 1993.

                                   Amended by the Board of Directors
                                   on May 1, 1995.

                                   Amendment approved by stockholders
                                   on July 21, 1995.

                                   Approved by the Board of Directors as
                                   amended and restated on May 11, 1998.

                                SUMMA FOUR, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 27, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints each of Robert A. Degan, Barry R. Gorsun and Jeffrey A. Weber with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Summa Four, Inc., to be held on July 27, 1998, and at any adjournments or postponements thereof, and to vote at such meeting the shares of Common Stock, the undersigned would be entitled to vote if present at such meeting, in accordance with the following instructions. If no instructions are indicated, the shares represented by this proxy will be voted for each of items 1 and 2 set forth on the reverse side of this card.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this proxy.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on your stock certificate. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                             DO YOU HAVE ANY COMMENTS?

|X| PLEASE MARK VOTES AS IN THIS EXAMPLE

    (1)    Election of Directors

    |_|    For

    |_|    Withhold

    |_|    For all Except

    (1)    Election of Directors:

           EDGAR L. BROWN, JR.
           ROBERT A. DEGAN
           BARRY R. GORSUN
           RUSSELL I. PILLAR
           GORDON T. RAY
           JOHN A. SHANE

           INSTRUCTION: To withhold authority for any individual nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

    (2)    To approve and adopt the Company's 1998 Stock Incentive Plan.

    (3)    To approve amendments to the Company's 1993 Director Stock Option
           Plan.

    (4) To ratify the selection of Coopers & Lybrand L.L.P. by the Board of Directors as the Company's independent accountants for the current fiscal year.

              For    |_|              Against    |_|                Abstain |_|

    (5) To vote upon any other matters that may properly come before the meeting according to their best judgment and in their discretion.

           Mark box at right if an address change or comment has
           been noted on the reverse side of this card.                     |_|

Please be sure to sign and date this Proxy.        Date: ___________________

______________________                              _____________________
Stockholder sign here                               Co-owner sign here

DETACH CARD                                                      DETACH CARD

                                SUMMA FOUR, INC.

         Dear Stockholder,

         Please take note of the information enclosed with this Proxy Ballot.

         Your vote counts, and you are strongly encouraged to exercise your rights to vote your shares.

         Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Your vote must be received prior to the Annual Meeting of Stockholders to be held July 27, 1998.

         Thank you in advance for your prompt consideration of these matters.

         Sincerely,

         Summa Four, Inc.



                                       -3-